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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 19, 2000

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1969 (Commission File Number)	52-0278528 (I.R.S. Employer Identification No.)

8100 34th Avenue South, Minneapolis, Minnesota 55425
(Address of principal executive offices)    (Zip code)

Registrant's telephone number, including area code: (612) 853-8100

Item 5.  Other Events.

    On April 19, 2000, the Registrant issued a press release reporting its first quarter 2000 earnings results, special charges taken in the first quarter of 2000, and Ronald L. Turner being named Chairman of the Board effective May 1, 2000, a copy of which is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  c.
  Exhibits

99.1	Ceridian Corporation News Release dated April 19, 2000 reporting first quarter 2000 earnings results, special charges taken in the first quarter of 2000, and Ronald L. Turner being named Chairman of the Board effective May 1, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ GARY M. NELSON Gary M. Nelson Vice President, General Counsel and Secretary
Dated: April 19, 2000

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated April 19, 2000 reporting first quarter 2000 earnings results, special charges taken in the first quarter of 2000, and Ronald L. Turner being named Chairman of the Board effective May 1, 2000.	Filed electronically

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SIGNATURES
INDEX TO EXHIBITS